Exhibit 99.2

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. T01159-S42348 For Against Abstain ! ! ! ! ! ! ! ! ! The Board of Directors has fixed the close of business on June 22, 2026 as the record date for determining stockholders entitled to notice of and to vote at the Special Meeting. MODIV INDUSTRIAL, INC. The Board of Directors recommends a vote FOR Proposals 1, 2 and 3. 1. To approve the merger of Modiv Industrial, Inc. ("Modiv") with and into GNL Motion Merger Sub, LLC ("REIT Merger Sub"), a wholly owned subsidiary of Global Net Lease, Inc. ("GNL"), with REIT Merger Sub being the surviving entity pursuant to the Agreement and Plan of Merger, dated as of May 3, 2026 (as may be amended from time to time, the "Merger Agreement") by and among Modiv, Modiv Operating Partnership, LP, GNL, Global Net Lease Operating Partnership, L.P., REIT Merger Sub, GNL Motion OpCo Merger Sub, LLC, and the other transactions contemplated by such Merger Agreement (the "Merger Proposal"). 2. To approve, by a non-binding, advisory vote, the compensation that may be paid or become payable to Modiv’s named executive officers in connection with the mergers contemplated by the Merger Agreement. 3. To approve the adjournment of the special meeting of stockholders (the "Special Meeting") one or more times if necessary or appropriate to permit, among other things, further solicitation of proxies in favor of the Merger Proposal. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. SCAN TO VIEW MATERIALS & VOTEw MODIV INDUSTRIAL, INC. C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC. P.O. BOX 1342 BRENTWOOD, NY 11717 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on August 9, 2026. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/MDV2026SM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on August 9, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

T01160-S42348 Continued and to be signed on reverse side MODIV INDUSTRIAL, INC. Special Meeting of Stockholders to be held on August 10, 2026 at 12:00 PM MDT This proxy is solicited by the Board of Directors The undersigned stockholder(s) of Modiv hereby appoint(s) Raymond J. Pacini and John Raney, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to attend the Special Meeting, and any postponement or adjournment thereof, to cast on behalf of the stockholder(s) all votes that the stockholder(s) is/are entitled to cast as designated on the reverse side of this ballot, at the Special Meeting to be held on August 10, 2026 at 12:00 PM MDT, virtually at www.virtualshareholdermeeting.com/MDV2026SM, and any adjournment or postponement thereof and to otherwise represent the stockholder(s) at the Special Meeting with all powers possessed by the stockholder(s) if personally present at the meeting. The undersigned acknowledges receipt of the Notice of Special Meeting and accompanying Proxy Statement and revokes any proxy heretofore given with respect to the meeting. This proxy, when properly executed, will be voted in the manner directed herein. If you submit your proxy without instructions, the named proxies will vote all shares FOR Proposals 1, 2 and 3. Whether or not direction is made, each of the named proxies is authorized to vote this proxy in accordance with the recommendation of the Board of Directors or in the absence of such a recommendation, in his discretion, on such other business as may properly come before the Special Meeting or any postponement or adjournment thereof, including matters incident to its conduct or a motion to adjourn or postpone the meeting to another time and/or place for the purpose of soliciting additional proxies for any and all of the proposals referenced herein. Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement is available at www.proxyvote.com.